     As filed with the Securities and Exchange Commission on May 24, 1999

                                                   Registration No. 333-21321
==============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                       --------------------------------

                                 AMENDMENT NO.  3
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                       --------------------------------

LOUIS DREYFUS NATURAL GAS CORP.         OKLAHOMA              73-1098614
LOUIS DREYFUS NATURAL GAS TRUST I       DELAWARE          TO BE APPLIED FOR
LOUIS DREYFUS NATURAL GAS TRUST II      DELAWARE          TO BE APPLIED FOR
  (Exact name of registrants as     (State or other        (I.R.S. Employer
   specified in their charters)     jurisdiction of      Identification Nos.)
                                    incorporation or
                                     organization)

                       14000 QUAIL SPRINGS PARKWAY, SUITE 600
                         OKLAHOMA CITY, OKLAHOMA 73134-2600
                                    405/749-1300
(Address, including zip code, and telephone number, including area code, of
                      Registrant's principal executive offices)
                       ---------------------------------

JEFFREY A. BONNEY                                       Copies To:
LOUIS DREYFUS NATURAL GAS CORP.             MICHAEL M. STEWART, ESQ.
14000 QUAIL SPRINGS PARKWAY, SUITE 600      CROWE & DUNLEVY
OKLAHOMA CITY, OKLAHOMA 73134-2600          1800 MID-AMERICA TOWER
405/749-1300                                OKLAHOMA CITY, OKLAHOMA 73102-8273
(Name, address, including zip code,
and telephone number, including area
code, of agent for service)

                       ---------------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the Registrants.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE

                                                      PROPOSED
                                        PROPOSED      MAXIMUM
    TITLE OF EACH          AMOUNT       MAXIMUM       AGGREGATE
      CLASS OF             TO BE        OFFERING      OFFERING     AMOUNT OF
    SECURITIES TO        REGISTERED      PRICE         PRICE      REGISTRATION
    BE REGISTERED          (1)(2)        (1)(2)        (1)(2)         FEE
----------------------  ------------  ------------  ------------  ------------
Louis Dreyfus Natural
  Gas Corp. Common
  Stock, $.01 par
  value (3)
Louis Dreyfus Natural
  Gas Corp. Preferred
  Stock, $.01 par
  value (3)
Louis Dreyfus Natural
  Gas Corp. Debt
  Securities
Louis Dreyfus Natural
  Gas Trust I
  Preferred Securities
  (4)
Louis Dreyfus Natural
  Gas Trust II
  Preferred Securities
  (4)
Louis Dreyfus Natural
  Gas Corp. Guarantees
  of Preferred
  Securities of Louis
  Dreyfus Natural
  Gas Trust I and II
  (5)
                        ------------  ------------  ------------  ------------
Total                                               $400,000,000  $111,200 (6)
                        ============  ============  ============  ============

------------------------

(1) Such indeterminate number or amount of Common Stock, Preferred Stock, Debt Securities and Guarantees of Louis Dreyfus Natural Gas Corp. (the "Company") and Preferred Securities of Louis Dreyfus Natural Gas Trust I and II (the "Trusts") as may from time to time be issued at indeterminate prices. Debt Securities of the Company may be issued and sold to the Trusts, in which event such Debt Securities may later be distributed to the holders of Preferred Securities of the Trusts for no further consideration upon a dissolution of any such Trust and the distribution of the assets thereof.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The aggregate public offering price of the securities registered hereby will not exceed $400,000,000.

(3) Also includes such indeterminate number of shares of Common Stock and Preferred Stock as may be issued upon conversion of or exchange for any Debt Securities, Preferred Stock or Preferred Securities registered hereunder that provide for conversion or exchange into other securities. No separate consideration will be received for the Common Stock or Preferred Stock issuable upon conversion of or in exchange for Debt Securities, Preferred Stock or Preferred Securities.

(4) Each Preferred Security of Louis Dreyfus Natural Gas Trust I and II represents a preferred undivided beneficial ownership interest in the assets of Louis Dreyfus Natural Gas Trust I and II, respectively.

(5) No separate consideration will be received for the Guarantees of the Company.

(6) On February 7, 1997, the Company filed Registration Statement No. 333-21321 relating to a proposed offering of Common Stock and on February 18, 1997 and March 19, 1997, respectively, filed Amendment No. 1 and Amendment No. 2 thereto. Such proposed offering was not completed due to changes in market conditions and the Registration Statement was not declared effective. The Company paid a fee of $33,062.50 in connection with such initial filing and files this Amendment No. 3 relating to the securities described above in order to carry forward the fee previously paid resulting in additional fee payments due in connection with this Amendment No. 3 of $78,137.50.

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to
Section 8(a), may determine.
==============================================================================

                   Subject to Completion, Dated May 24, 1999
PROSPECTUS

                                 $400,000,000

                        LOUIS DREYFUS NATURAL GAS CORP.
                       LOUIS DREYFUS NATURAL GAS TRUST I
                       LOUIS DREYFUS NATURAL GAS TRUST II


The information in this     LOUIS DREYFUS NATURAL GAS CORP.
prospectus is not           We may offer and sell, in one or more offerings:
complete and may be           - common stock
changed.  We may not          - preferred stock
sell these securities         - debt securities
until the registration      The Common Stock of Louis Dreyfus Natural Gas
statement filed with        Corp. trades on the New York Stock Exchange
the Securities and          under the symbol "LD".
Exchange Commission is
effective.  This            THE TRUSTS
prospectus is not an        The Trusts are each Delaware business trusts that
offer to sell these         may offer and sell preferred securities in one or
securities and it is        more offerings. Each Trust will use all of the
not soliciting an offer     proceeds from the sale of its preferred securities
to buy these securities     to buy subordinated debt securities of Louis
in any state where the      Dreyfus Natural Gas Corp. The Trust will receive
offer or sale is not        cash payments from the subordinated debt
permitted.                  securities, which it will distribute to the
WE MAY OFFER AND SELL,      holders of its preferred and common securities.
IN ONE OR MORE              Louis Dreyfus Natural Gas Corp. will own all of
OFFERINGS, CERTAIN DEBT     the common securities of the Trusts, and will
AND EQUITY SECURITIES.      unconditionally guarantee the Trusts' obligation
THE TOTAL OFFERING          to distribute cash to the holder of trust
PRICE OF THESE              preferred securities, but only to the extent the
SECURITIES, IN THE          Trust has funds available to make those payments
AGGREGATE, WILL NOT         and has not made the payments.
EXCEED $400,000,000. WE
WILL PROVIDE THE
SPECIFIC TERMS AND THE
INITIAL PUBLIC OFFERING
PRICE FOR EACH OFFERING
IN A SUPPLEMENT TO THIS
PROSPECTUS. YOU SHOULD
CAREFULLY READ THIS
PROSPECTUS AND THE
SUPPLEMENT BEFORE YOU
DECIDE TO INVEST.  This
prospectus may not be
used to sell securities
unless accompanied by a
prospectus supplement.
                       --------------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       --------------------------------

              THE DATE OF THIS PROSPECTUS IS             , 1999.

                              TABLE OF CONTENTS
                                                                    Page

About this Prospectus . . .. . . . . . . . . . . . . . . . . . . . .  7
Certain Forward-Looking Statements . . . . . . . . . . . . . . . . .  8
Louis Dreyfus Natural Gas Corp.. . . . . . . . . . . . . . . . . . .  8
The Trusts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Ratio of Earnings to Fixed Charges . . . . . . . . . . . . . . . . . 10
Description of the Securities We May Offer . . . . . . . . . . . . . 11
Description of Common Stock. . . . . . . . . . . . . . . . . . . . . 13
Description of Preferred Stock . . . . . . . . . . . . . . . . . . . 14
Description of Debt Securities . . . . . . . . . . . . . . . . . . . 16
Description of the Trust Preferred Securities  . . . . . . . . . . . 29
Description of the Trust Preferred Securities Guarantee. . . . . . . 36
Relationship among the Trust Preferred Securities, the Trust
   Preferred Securities Guarantee and the Subordinated Debt
   Securities Held by the Trust. . . . . . . . . . . . . . . . . . . 39
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . 40
Validity of Offered Securities . . . . . . . . . . . . . . . . . . . 42
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
Where You Can Find More Information. . . . . . . . . . . . . . . . . 43
Incorporation by Reference . . . . . . . . . . . . . . . . . . . . . 43

                            ABOUT THIS PROSPECTUS

     This prospectus is part of a "shelf" registration statement that we filed with the Securities and Exchange Commission ("SEC"). By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. The total dollar amount of the securities we may sell through these offerings will not exceed $400,000,000.

     This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains more specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

     This prospectus does not contain separate financial statements for the Trusts. We do not believe these financial statements would be useful since the Trusts will not have any independent function other than to issue common and preferred securities and to purchase our subordinated debt securities. We will provide a full, unconditional guarantee of each Trust's obligations under its common and preferred securities. Each Trust is our direct or indirect wholly-owned subsidiary, and we file consolidated financial information under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     You should rely only on the information contained or incorporated by reference in this prospectus and the prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different information, you should not rely on it. We will not, and the underwriters will not, make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                       CERTAIN FORWARD-LOOKING STATEMENTS

     All statements made or incorporated by reference in this prospectus other than purely historical information are "forward-looking statements" within the meaning of the federal securities laws. These statements reflect our current expectations and are based on our historical operating trends, proved reserve and fixed-price contract positions and other currently available information. Forward-looking statements include statements regarding our future drilling plans and objectives and related exploration and development budgets and number and location of planned wells and statements regarding the quality of our properties and potential reserve and production levels. These statements assume that no significant changes will occur in the operating environment for our oil and gas properties and that there will be no material acquisitions or divestitures except as otherwise described.

     The forward-looking statements are subject to all the risks and uncertainties incident to the acquisition, exploration, development and marketing of oil and gas reserves. Some of these risks are commodity price, counterparty, environmental, drilling, reserves, operations and production risks. Certain of these risks are described in the documents "incorporated by reference" which you can obtain as described under "Where You Can Find More Information." We may also make material acquisitions or divestitures, modify our fixed-price contract positions or enter into financing transactions. None of these can be predicted with certainty and are not taken into consideration in the forward-looking statements.

     Statements concerning fixed-price contract, interest rate swap and other financial instrument fair values and their estimated contribution to our future results of operations are based upon market information as of a specific date. This market information is often a function of significant judgment and estimation. Further, market prices for oil and gas and market money rates are subject to significant volatility.

     For all of the these reasons, our actual results may vary materially from the forward-looking statements and there is no assurance that the assumptions we have used are necessarily the most likely. We will not update any forward-looking statements to reflect events or circumstances occurring after the date the statement is made.

                        LOUIS DREYFUS NATURAL GAS CORP.

     Louis Dreyfus Natural Gas Corp. is one of the largest independent natural gas companies engaged in the development, exploration, acquisition, production and marketing of natural gas and crude oil in the United States.

     The address of our principal executive offices is 14000 Quail Springs

Parkway, Suite 600, Oklahoma City, OK 73134-2600, and our telephone number is
(405) 749-1300. All references to "we," "us," "the Company" or "Louis Dreyfus Natural Gas" in this prospectus mean, unless the context otherwise indicates, Louis Dreyfus Natural Gas Corp. and its consolidated subsidiaries.

                                  THE TRUSTS

     Each of the Trusts is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust executed by the Company, as depositor, and the trustees (described below) for the trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each Trust's declaration will be amended and restated substantially in the form filed as an exhibit to the registration statement as of the date the securities of that Trust are initially issued. Each amended declaration will be qualified as an indenture under the Trust Indenture Act of 1939.

     Each Trust exists solely for the purposes of:

      - issuing preferred securities and common securities representing undivided beneficial interests in the assets of that Trust;

      - investing the proceeds of those securities issuances in junior subordinated debt securities of the Company; and

      -   engaging only in other incidental activities.

     The rights of the holders of the trust securities, including economic rights, rights to information and voting rights, are set forth in the amended declaration of each Trust, the Delaware Business Trust Act and the Trust Indenture Act.

     The Company will own, directly or indirectly, all of the common securities of each Trust, which will have an aggregate liquidation amount equal to 3% of the total capital of each Trust . The common securities will generally rank equally in right of payment with the preferred securities, and payments on both will be made pro rata. However, upon an event of default under the Trust's amended declaration, the rights of the holders of the common securities to payment of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. The Company will pay all fees and expenses related to the Trusts and the offering of trust securities.

     Each Trust has a term of approximately 55 years, but may terminate earlier as provided in its amended declaration. The Company, as holder of all of the common securities, will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of each Trust. The business and affairs of each Trust will be conducted by such trustees, and the duties and obligations of the trustees will be governed by the amended declaration of each Trust.

     At least one of the trustees of each Trust will be a person who is an employee or officer of, or otherwise affiliated with, the Company. These persons are sometimes referred to herein as "regular" trustees. One trustee of each Trust will be a financial institution which will be unaffiliated with the Company and which will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act pursuant to the terms of the amended declaration and as may be further described in a prospectus supplement. The property trustee will hold title to the junior subordinated debt securities for the benefit of the holders of the trust securities. In addition, unless the property trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable laws, one trustee of each Trust will be a legal entity having a principal place of business in, or an individual resident of, the State of Delaware.

     Unless otherwise indicated in a prospectus supplement, Wilmington Trust Company will be the property trustee and the Delaware trustee. The address of the principal office of Wilmington Trust Company in the State of Delaware is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The principal place of business of each Trust will be c/o Louis Dreyfus Natural Gas Corp., 14000 Quail Springs Parkway, Suite 600, Oklahoma City, OK 73134-2600.

                                USE OF PROCEEDS

     Unless we have indicated otherwise in the accompanying prospectus supplement, we expect to use the net proceeds we receive from any offering of these securities for our general corporate purposes, including working capital, repayment or reduction of debt, capital expenditures, and acquisitions of additional oil and gas properties. Each of the Trusts will use the net proceeds from the sale of its preferred securities to purchase a series of junior subordinated debt securities from the Company. We also expect to use the net proceeds from the sale of those junior subordinated debt securities for the purposes described in this section.

                      RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the Company for the periods indicated.

                                                               Three Months
                               Year Ended December 31,            Ended
                     ---------------------------------------     March 31,
                       1994    1995    1996    1997    1998        1999
                     ------- ------- ------- ------- -------   ------------
Ratio of earnings
to fixed charges....    1.9x    1.7x    2.1x      --      --             --

----------------------

     For the purpose of calculating the ratio of earnings to fixed charges, earnings represents net income before income taxes plus fixed charges, less capitalized interest. Fixed charges consist of interest expense, including amortization of debt discount and financing costs, capitalized interest and the portion of rental expense which we believe is representative of the interest component of rental expense. Earnings were insufficient to cover fixed charges by $28.3 million, $76.4 million and $6.5 million for the years ended December 31, 1997 and 1998 and the three months ended March 31, 1999, respectively.

                  DESCRIPTION OF THE SECURITIES WE MAY OFFER

GENERAL

     The Company may issue, in one or more offerings:

      -   common stock, par value $.01 per share;

      -   preferred stock, par value $.01 per share; and

      -   debt securities, which may be senior or subordinated.

     The Trusts may issue, from time to time, in one or more offerings, Trust preferred securities that will be unconditionally guaranteed by the Company.

     This prospectus contains a summary of the general terms of the various securities that we or the Trusts may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. The summary in this prospectus and in any prospectus supplement does not describe every aspect of the securities and is subject to and qualified in its entirety by reference to all applicable provisions of the documents relating to the securities offered. These documents are or will be filed as exhibits to or incorporated by reference in the registration statement.

     In addition, the prospectus supplement will set forth the terms of the offering, the initial public offering price and net proceeds to the Company. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

BOOK-ENTRY SYSTEM

     The Company or the Trusts may issue securities in the form of one or more fully registered global securities. These will be deposited with, or on behalf of, the Depository Trust Company ("DTC") and registered in the name of its nominee. Except as described below, the global securities may be transferred, in whole and not in part, only to DTC or to another nominee of DTC.

     DTC has advised the Company that it is:

      - A limited-purpose trust company organized under the laws of the state of New York;

      -   A member of the Federal Reserve System;

      -   A "clearing corporation" within the meaning of the New York

          Uniform Commercial Code; and

      -   A "clearing agency" registered pursuant to the provisions of
          Section 17A of the Securities Exchange Act of 1934.

     DTC was created to hold securities for institutions that have accounts with DTC ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants through electronic book-entry changes in Participants' accounts. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. DTC administers its book-entry system in accordance with its rules and bylaws and legal requirements.

     Upon issuance of a global security representing offered securities, DTC will credit (on its book-entry registration and transfer system) the principal amount to Participants' accounts. Ownership of beneficial interests in the global security will be limited to Participants or to persons that hold interests through Participants. Ownership of interests in the global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to Participants' interests) and the Participants (with respect to the owners of beneficial interests in the global security). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

     So long as DTC (or its nominee), is the registered holder and owner of a global security, DTC (or its nominee) will be considered, for all purposes under the applicable indenture, the sole owner and holder of the related offered securities. Except as described below, owners of beneficial interests in a global security will not:

     - be entitled to have the offered securities registered in their names; or

     - receive or be entitled to receive physical delivery of certificated offered securities in definitive form.

     Each person owning a beneficial interest in a global security must rely on DTC's procedures (and, if that person holds through a Participant, on the Participant's procedures) to exercise any rights of a holder of offered securities under the global security or any applicable indenture, or otherwise. The indentures provide that DTC may grant proxies and otherwise authorize Participants to take any action which it (as the holder of a global security) is entitled to take under the indentures or the global security. We understand that under existing industry practice, if the Company or a Trust requests any action of holders or an owner of a beneficial interest in a global security desires to take any action that DTC (as the holder of the global security) is entitled to take, DTC would authorize the Participants to take that action and the Participants would authorize their beneficial owners to take the action or would otherwise act upon the instructions of their beneficial owners.

     The Company or the Trusts will make payments with respect to securities represented by a global security to DTC. We expect that DTC, upon receipt of any payments, will immediately credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests. We also expect that payments by Participants to owners of beneficial interests in a global security held through them will be governed by standing instructions and customary practices (as is the case with securities held for customers' accounts in "street name") and will be the responsibility of the Participants. None of the Company, the Trusts or any trustee will have any responsibility or liability for:

      - any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security for any securities;

      - maintaining, supervising, or reviewing any records relating to any beneficial ownership interests;

      - any other aspect of the relationship between DTC and its Participants; or

      - the relationship between the Participants and the owners of beneficial interests in a global security.

     Unless and until they are exchanged in whole or in part for certificated securities in definitive form, the global securities may not be transferred except as a whole by DTC to its nominee or by its nominee to DTC or another nominee.

     The securities of any series represented by a global security may be exchanged for certificated securities in definitive form if:

      - DTC notifies us that it is unwilling or unable to continue as depositary for the global security or if at any time it ceases to be a clearing agency registered under the Securities Exchange Act of 1934;

      - the Company decides at any time not to have the securities of that series represented by a global security and so notifies DTC; or

      - in the case of debt securities, an event of default has occurred and is continuing with respect to the debt securities.

     If there is such an exchange, we will issue certificated securities in authorized denominations and registered in such names as DTC directs. Subject to the foregoing, the global securities are not exchangeable, except for a global security(ies) of the same aggregate denomination to be registered in DTC's or its nominee's name.

                           DESCRIPTION OF COMMON STOCK

GENERAL

     The Company's authorized capital stock consists of 100,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. We describe the preferred stock under the heading "Description of Preferred Stock" below.

     This section summarizes the general terms of the common stock that we may offer. The prospectus supplement relating to the common stock offered will set forth the number of shares offered, the initial offering price and market price, dividend information and any other relevant information. The summary in this section and in the prospectus supplement does not describe every aspect of the common stock and is subject to and qualified in its entirety by reference to all the provisions of our Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") and Bylaws and the Oklahoma General Corporation Act.

TERMS OF THE COMMON STOCK

     As of March 31, 1999, there were 40,109,758 shares of common stock issued and outstanding. All shares of common stock have equal rights to participate in dividends and, in the event of liquidation, assets available for distribution to stockholders, subject to any preference established with respect to preferred stock. Each share of common stock entitles the holder to one vote for such share held on all matters submitted to a vote of stockholders. Voting rights for the election of directors are noncumulative. Shares of common stock carry no conversion, preemptive or subscription rights, and are not subject to redemption. All outstanding shares of common stock are, and any shares of common stock issued upon conversion of any convertible securities will be, fully paid and nonassessable. The Company may pay dividends on the common stock when, as and if declared by the Board of Directors. Dividends may be declared in the discretion of the Board of Directors from funds legally available therefore, subject to restrictions under agreements related to Company indebtedness.

TRANSFER AGENT AND REGISTRAR

     The outstanding shares of common stock are listed on the New York Stock Exchange and trade under the symbol "LD." The transfer agent and registrar of the common stock is Chase Mellon Shareholder Services, L.L.C.

                        DESCRIPTION OF PREFERRED STOCK

GENERAL

     This section summarizes the general terms of the preferred stock that we may offer. The prospectus supplement relating to a particular series of preferred stock offered will describe the specific terms of that series, which may be in addition to or different from the general terms summarized in this section. The summary in this section and in any prospectus supplement does not describe every aspect of the preferred stock and is subject to and qualified in its entirety by reference to all the provisions of our Certificate of Incorporation, the Certificate of Designation relating to the applicable series of preferred stock, and the Oklahoma General Corporation Act. The Certificate of Designation will be filed as an exhibit to or incorporated by reference in the registration statement.

AUTHORITY OF THE BOARD TO ISSUE PREFERRED STOCK

     The Certificate of Incorporation authorizes the issuance of 10,000,000 shares of preferred stock, par value of $.01 per share. On March 31, 1999, there were no shares of preferred stock outstanding. Preferred stock may be issued from time to time in one or more classes or series with such rights and preferences, including voting, dividend and conversion rights and other terms, as the Board of Directors may establish without any further authorization by the stockholders.

     The preferred stock that we may offer will be issued in one or more classes or series. The prospectus supplement relating to the particular class or series of preferred stock will describe the specific terms of the class or series, including:

      - the designation and stated value per share of such preferred stock and the number of shares offered;

      -   the amount of liquidation preference per share;

      - the initial public offering price at which such preferred stock will be issued;

      - the dividend rate (or method of calculation), the dates on which dividends will be payable and the dates from which dividends shall commence to cumulate, if any;

      -   any redemption or sinking fund provisions;

      -   any conversion or exchange rights;  and

      - any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

     The holders of preferred stock will have no preemptive rights. Upon issuance against full payment of the purchase price therefor, the preferred stock will be fully paid and nonassessable. Unless otherwise provided in the prospectus supplement relating to the particular class or series, the preferred stock will have the rights described below.

DIVIDENDS

     The preferred stock will be preferred over the common stock as to payment of dividends. Before any dividends or distributions (other than dividends or distributions payable in common stock) on the common stock shall be declared and set apart for payment or paid, the holders of shares of each series of preferred stock will be entitled to receive dividends when, as and if declared by the Board of Directors. The Company will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates set forth in the prospectus supplement. With respect to each series of preferred stock, the dividends on each share of the series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series.

Accruals of dividends will not bear interest.

LIQUIDATION

     The preferred stock will be preferred over the common stock as to asset distributions so that the holders of each series of preferred stock will be entitled to be paid, upon the Company's voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of common stock, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock will not be entitled to any other or further payment. If upon any liquidation, dissolution or winding up the Company's net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, the Company's entire remaining net assets will be distributed among the holders of each series of preferred stock in amounts proportional to the full amounts to which the holders of each series are entitled.

REDEMPTION OR CONVERSION

     The shares of any series of preferred stock will be redeemable or will be convertible into shares of common stock or any other series of preferred stock to the extent set forth in the prospectus supplement relating to the series.

                        DESCRIPTION OF DEBT SECURITIES

GENERAL

     The debt securities will be unsecured general obligations of the Company and may include:

      -   senior debt securities, to be issued under the Senior Indenture; or

      - subordinated debt securities, to be issued under the Subordinated Indenture.

     The Company may also issue junior subordinated debt securities under the Junior Subordinated Indenture to one or more of the Trusts which will be purchased by the Trusts using proceeds from issuances of trust preferred securities.

     This section summarizes the general terms of the debt securities we may offer. The prospectus supplement relating to any particular debt securities offered will indicate whether the debt securities are senior debt securities, subordinated debt securities or junior subordinated debt securities, and will describe the specific terms of the debt securities, which may be in addition to or different from the general terms summarized in this section. The summary in this section and in any prospectus supplement does not describe every aspect of the Senior Indenture, Subordinated Indenture or Junior Subordinated Indenture or the debt securities, and is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture and the debt securities. The forms of the Senior Indenture, Subordinated Indenture and Junior Subordinated Indenture and the forms of the debt securities are or will be filed as exhibits to or incorporated by reference in the registration statement. Certain defined terms in the Indentures are capitalized herein.

     The Indentures do not limit the amount of debt securities which may be issued under the Indentures and provide that debt securities may be issued in principal amounts which may be authorized from time to time. The debt securities may be issued from time to time in one or more series. Unless otherwise specified in the prospectus supplement, the senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The subordinated debt securities and the junior subordinated debt securities will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness of the Company, as described below under "Provisions Applicable to Subordinated Debt Securities - Subordination," "Provisions Applicable to Junior Subordinated Debt Securities - Subordination of Junior Subordinated Debt Securities," and in the applicable prospectus supplement.

     Each prospectus supplement will describe the following terms of the offered debt securities:

      -   The title;

      -   Any limit on the aggregate principal amount;

      - Whether the offered debt securities will be issued initially in the form of a temporary global security or issued in the form of a permanent global security; the terms and conditions, if any, upon which the global security may be exchanged in whole or in part for other definitive debt securities; and the depositary for the global security;

      - The date(s) on which the principal and any premium is payable and the method of determination thereof;

      - The interest rate(s), if any, and the method of determination thereof and the date(s) from which the interest accrues;

      - The dates on which the interest, if any, is payable and the regular record dates for the interest payment dates;

      - The Company's right, if any, to defer payment of interest and the maximum length of any deferral period;

      - The place(s) where principal and any premium and interest is payable;

      - Whether the offered debt securities are redeemable at our option and the redemption price(s) and other redemption terms and conditions;

      - Whether we are obligated to redeem or purchase the offered debt securities according to any sinking fund or similar provision or at the holder's option and the price(s), period(s), and terms and conditions of that redemption or purchase obligation;

      - If other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which offered debt securities of the series will be issuable;

      - If other than United States Dollars, the currency or currencies of payment of principal and any premium and interest;

      - If payments are based on an index, the manner in which the amount of principal payments and any premium and interest is to be determined;

      - If other than the full principal amount, the portion of the principal amount payable if the maturity of the offered debt securities is accelerated;

      - Whether the provisions relating to satisfaction, discharge, and defeasance described below apply and any additional means of satisfaction, discharge and defeasance;

      - Whether the offered debt securities are subordinated debt securities or junior subordinated securities and the terms of subordination including any modification to the subordination provisions described below;

      - Any deletions or modifications to the Events of Default described below;

      - If applicable, the terms of any right to convert or exchange the offered debt securities into common stock or other securities of the Company;

      - Any authenticating or paying agents, registrars, conversion agents or any other agents with respect to the offered debt securities; and

      -   Any other terms.

     Debt securities may be issued and sold at a substantial discount below their principal amount. If applicable, the prospectus supplement will describe any special United States federal income tax consequences and other considerations which apply to debt securities issued at a discount or to any offered debt securities denominated or payable in a foreign currency or currency unit.

PROVISIONS APPLICABLE TO ALL DEBT SECURITIES

     EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement with respect to any series of debt securities, the following are Events of Default under each Indenture with respect to the debt securities of such series issued under such
Indenture:

      - failure to pay principal of or premium, if any, on any debt security of such series when due;

      - failure to pay interest, if any, on any debt security of such series when due, continued for 60 days;

      - failure to deposit any mandatory sinking fund payment, when due, in respect of any debt security of such series, continued for 60 days;

      - failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture for the benefit of a series of debt securities other than such series), continued for 90 days after written notice as provided in the Indenture;

      -   certain events of bankruptcy, insolvency or reorganization; and

      - any other Event of Default as may be specified with respect to debt securities of such series.

     If an Event of Default with respect to any outstanding series of debt securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series (in the case of an Event of Default described above relating to payment of principal, premium and interest and other Events of Default specified with respect to such series) or at least 25% in principal amount of all outstanding debt securities under the applicable Indenture (in the case of other Events of Default) may declare the principal amount of all the debt securities of the applicable series (or of all outstanding debt securities under the applicable Indenture, as the case may be) to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment has been obtained, the holders of a majority in principal amount of the outstanding debt securities of such series (or of all outstanding debt securities under the applicable Indenture, as the case may be) may, under certain circumstances, rescind and annul such acceleration. Depending on the terms of other indebtedness of the Company outstanding from time to time, an Event of Default under an Indenture may give rise to cross defaults on such other indebtedness of the Company.

     Each Indenture provides that the trustee will, within 90 days after the occurrence of a default in respect of any series of debt securities, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that except in the case of a default in the payment of the principal of or premium or interest, if any, on, or any sinking fund installment with respect to, any debt securities of such series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the debt securities of such series; and provided further, however, that such notice shall not be given until at least 60 days after the occurrence of a default in the performance, or breach, of any covenant or warranty of the Company under such Indenture other than for the payment of the principal of or premium or interest, if any, on, or any sinking fund installment with respect to, any debt securities of such series. For the purpose of this provision, "default" with respect to debt securities of any series means any event which is, or after notice or lapse of time, or both, would become, an Event of Default with respect to the debt securities of such series.

     The holders of a majority in principal amount of the outstanding debt securities of any series (or, in certain cases, all outstanding debt securities under the applicable Indenture) have the right, subject to certain limitations to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series (or of all outstanding debt securities under the applicable Indenture). Each Indenture provides that in case an Event of Default shall occur and be continuing, the trustee shall exercise such of its rights and powers under the applicable Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under any applicable Indenture at the request of any of the holders of the debt securities unless they shall have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

     The holders of a majority in principal amount of the outstanding debt securities of any series (or, in certain cases, all outstanding debt securities under the applicable Indenture) may on behalf of the holders of all debt securities of such series (or of all outstanding debt securities under the applicable Indenture) waive any past default under the applicable Indenture, except a default in the payment of the principal of or premium or interest, if any, on any debt security or in respect of a provision which under the applicable Indenture cannot be modified or amended without the consent of the holder of each outstanding debt security affected. The holders of a majority in principal amount of the outstanding debt securities affected thereby may on behalf of the holders of all such debt securities waive compliance by the Company with certain restrictive provisions of the Indentures.

     The Company is required to furnish to the trustee annually a statement as to the performance by the Company of certain of its obligations under each Indenture and as to any default in such performance.

     MODIFICATION

     Modifications and amendments of each Indenture may be made by the Company and the trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities under the applicable Indenture affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

      - change the stated maturity date of the principal of or any installment of interest, if any, on any debt security;

      - reduce the principal amount of or the premium or interest, if any, on any debt security;

      - change the place or currency, currencies, or currency unit or units or payment of principal of or premium or interest, if any, on any debt security;

      - impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; or

      - reduce the percentage in principal amount of outstanding debt securities the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults.

     Each Indenture provides that the Company and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes, among other things, of adding to the Company's covenants, adding additional Events of Default, establishing the form or terms of debt securities or curing ambiguities or inconsistencies in the applicable Indenture, provided such action to cure ambiguities or inconsistencies does not adversely affect the interests of the holders of the debt securities in any material respect.

     CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company, without the consent of any holders of outstanding debt securities, may consolidate with or merge into, or convey, transfer or lease its assets substantially as an entirety to any entity, provided that the entity formed by such consolidation or into which the Company is merged or which acquires or leases the assets of the Company substantially as an entirety is a corporation, partnership or trust organized under the laws of any United States jurisdiction and assumes by supplemental indenture the Company's obligations on the debt securities and under the Indentures, that after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and that certain other conditions are met. Upon compliance with these provisions by a successor entity, the Company will (except in the case of a lease) be relieved of its obligations under the Indentures and the debt securities.

     DISCHARGE AND DEFEASANCE

     The Company may terminate its obligations under each Indenture, other than its obligations to pay the principal of and premium and interest, if any, on the debt securities of any series and certain other obligations, if it:

      - irrevocably deposits or causes to be irrevocably deposited with the trustee as trust funds money or U.S. Government Obligations maturing as to principal and interest sufficient to pay the principal of, any interest on, and any mandatory sinking funds in respect of, all outstanding debt securities of such series on the stated maturity of such payments or on any redemption date; and

      - complies with any additional conditions specified to be applicable with respect to the defeasance of debt securities of such series.

     The terms of any series of debt securities may also provide for legal defeasance pursuant to each Indenture. In such case, if the Company:

      - irrevocably deposits or causes to be irrevocably deposited money or U.S. Government Obligations as described above;

      - makes a request to the trustee to be discharged from its obligations on the debt securities of such series; and

      - complies with any additional conditions specified to be applicable with respect to legal defeasance of Securities of such series then the Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding debt securities of such series and the obligations of the Company under the applicable Indenture and the debt securities of such series to pay the principal of and premium and interest, if any, on the debt securities of such series shall cease, terminate and be completely discharged, and the holders thereof shall thereafter be entitled only to payment out of the money or U.S. Government Obligations deposited with the trustee as aforesaid, unless the Company's obligations are revived and reinstated because the trustee is unable to apply such trust fund by reason of any legal proceeding, order or judgment.

     The term "U.S. Government Obligations" is defined in each Indenture as direct noncallable obligations of, or noncallable obligations the payment of principal of and interest on which is guaranteed by, the United States of America, or to the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged, or beneficial interests in a trust the corpus of which consists exclusively of money or such obligations or a combination thereof.

     FORM, EXCHANGE, REGISTRATION AND TRANSFER

     Debt Securities will be issuable in definitive, registered form. Debt Securities are also issuable in temporary or permanent global form. See "Description of the Securities We May Offer - Book-Entry System."

     Debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations.

     Debt securities may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the security registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of debt securities and referred to in an applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the applicable Indenture. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Indentures provide that the applicable trustee will be appointed as security registrar. If a prospectus supplement refers to any transfer agents (in addition to the security registrar) initially designated by the Company with respect to any series of debt securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts. The Company will be required to maintain a transfer agent in each designated place of payment for each series of debt securities. The Company may at any time designate additional transfer agents with respect to any series of debt securities.

     In the event of any redemption in part, the Company will not be required to:

      - issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days prior to the selection of debt securities of that series for redemption and ending on the close of business on the day of mailing of the relevant notice of redemption; or

      - register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

     PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in a prospectus supplement, payment of principal of and premium and interest, if any, on debt securities will be made in the designated currency or currency unit at the office of such paying agent or paying agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the security register. Unless otherwise indicated in a prospectus supplement, payment of any installment of interest on debt securities will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest.

     Unless otherwise indicated in a prospectus supplement, the corporate trust office of the trustee in the Borough of Manhattan, The City of New York will be designated as a paying agent for the Company for payments with respect to debt securities. Any other paying agents in the United States initially designated by the Company for the debt securities will be named in an applicable prospectus supplement. The Company may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that, the Company will be required to maintain a paying agent in each designated place of payment for each series of debt securities.

     All moneys paid by the Company to a paying agent for the payment of principal of and any premium or interest on any debt security which remain unclaimed at the end of three years after such principal, premium or interest shall have become due and payable will (subject to applicable escheat laws) be repaid to the Company and the holder of such debt security or any coupon will thereafter look only to the Company for payment thereof.

     MEETINGS

     The Indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee, and also, upon request, by the Company or the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as described under "- Notices" below. Except for any consent that must be given by the holder of each outstanding debt security affected thereby, as described under "- Modification" above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except for any consent that must be given by the holder of each outstanding debt security affected thereby, as described under "- Modification" above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority in principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Subject to the proviso set forth above, any resolution passed or decision taken at any meeting of the holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series and any related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series.

     NOTICES

     Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

     THE TRUSTEE

     The applicable prospectus supplement will specify the trustee under the Senior Indenture and the Subordinated Indenture. Wilmington Trust Company or such other trustee as may be named in a prospectus supplement will be the trustee under the Junior Subordinated Indenture. Each Indenture contains certain limitations on the right of the trustee, as a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received with respect to any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, except that, if it acquires any conflicting interest (as defined), it must eliminate such conflict or resign.

     GOVERNING LAW

     The Senior Indenture, the Subordinated Indenture, the Junior Subordinated Indenture and the debt securities shall be governed by and construed under New York law except to the extent that the Trust Indenture Act is applicable.

PROVISIONS APPLICABLE TO SUBORDINATED DEBT SECURITIES

     CERTAIN DEFINITIONS APPLICABLE TO DESCRIPTION OF SUBORDINATION

     The term "Indebtedness," is defined in the Subordinated Indenture to mean, without duplication, with respect to any person, the principal component of (a) all obligations of such person (i) in respect of borrowed money, whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof, (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) for the payment of money representing the balance deferred and unpaid of the purchase price of any property or services (other than accounts payable or other obligations arising in the ordinary course of business), (iv) evidenced by bankers acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to capitalized lease obligations, or (vi) evidenced by letter of credit or reimbursement obligation of such person with respect to any letter of credit (other than a letter of credit entered into for the purpose of providing security in connection with the forward purchase and sale contracts or energy swaps with respect to the Company's oil and gas business); (b) all current net obligations of such person under interest rate swap obligations and foreign currency hedges; (c) all liabilities of others of the kind described in the preceding clauses (a) or (b) that such person has guaranteed or that are otherwise its legal liability; (d) Indebtedness (as otherwise defined in this definition) of others secured by a lien on any asset of such person (other than liens securing obligations of such person under delivery contracts with respect to the Company's oil and gas business), whether or not such Indebtedness is assumed by such person (provided that if the obligations so secured have not been assumed in full by such person or are not otherwise such person's legal liability in full, then such obligation shall be deemed to have been an amount equal to the greater of (A) the lesser of (1) the full amount of such obligations and (2) the fair market value of such asset, as determined in good faith by the Board of Directors of such person, which determination shall be evidenced by a board resolution, and (B) the amount of obligations as have been assumed by such person or which are otherwise such person's legal liability), (e) such other items as are described in the prospectus supplement relating to a particular series of subordinated debt securities; and (f) any and all deferrals, renewals, and extensions, refinancings and refunding (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a) through (e) or this clause (f), whether or not between or among the same parties.

     The term "Payment Event of Default" is defined in the Subordinated Indenture as any default in the payment of principal of or premium, if any, or interest on any Senior Indebtedness when due (whether at maturity, upon acceleration or otherwise).

     The term "Permitted Junior Securities" is defined in the Subordinated Indenture as subordinated debt securities of the Company (or any successor obligor with respect to the Senior Indebtedness) provided for by a plan of reorganization or readjustment that are subordinated in right of payment to all Senior Indebtedness that may be outstanding to substantially the same extent as, or to a greater extent than, the subordinated debt securities are subordinated as provided in the Subordinated Indenture.

     The term "Securities Payment" is defined in the Subordinated Indenture to mean any payment or distribution of any kind or character, whether by way of set-off or otherwise and whether in cash, property or securities (including any Junior Subordinated Payment) (as defined in the Subordinated Indenture) on account of principal of, or premium, if any, or interest on, or Additional Amounts (as defined in the Subordinated Indenture) with respect to, the securities or on account of any purchase, repurchase, redemption or other acquisition of securities, in any case whether by the Company or by any other person on behalf of the Company.

     The term "Senior Indebtedness" is defined in the Subordinated Indenture as (i) all Indebtedness of the Company, including principal, premium, if any, interest and all other amounts owing in respect of such Indebtedness (including interest that, but for the filing of a petition initiating any proceeding pursuant to any bankruptcy law with respect to the Company, would accrue on such Indebtedness at the contractual rate provided in the instruments evidencing the respective obligations, whether or not such claim is allowed in such bankruptcy proceeding), whether existing on the date of issuance of any subordinated debt securities or thereafter created, incurred or assumed unless such Indebtedness by its terms or by the terms of the instrument creating or evidencing it is subordinate in right of payment to or is pari passu with the subordinated debt securities; (ii) all reimbursement obligations of the Company with respect to letters of credit not otherwise constituting Indebtedness; (iii) all obligations of the Company pursuant to forward purchase and sale contracts or energy swaps with respect to the Company's oil and gas business, including obligations to deliver natural gas or other commodities and liabilities for any breach of obligations under such contracts; (iv) all charges, fees, expenses (including reasonable attorneys fees and expenses) and other amounts incurred by or owing to holders of Indebtedness or obligations described in the preceding clauses (i), (ii) or
(iii) in connection with such Indebtedness or obligations; (v) all interest payable during the pendency of a proceeding under Title 11 of the United States Code on Indebtedness or obligations referred to in clauses (i), (ii) or
(iii) incurred prior to the commencement of such proceeding; and (vi) such other indebtedness or obligations of the Company as defined in the prospectus supplement for the particular issue of subordinated debt securities. Notwithstanding the foregoing, Senior Indebtedness shall not include (i) any Indebtedness of the Company to a subsidiary of the Company, (ii) Indebtedness of the Company to, or guaranteed on behalf of any affiliate, including without limitation amounts owed for compensation, and (iii) such other Indebtedness or obligations as defined in the prospectus supplement for the particular issue of subordinated debt securities.

     SUBORDINATION

     The payment of the principal of and premium, if any, and interest on the subordinated debt securities is, to the extent set forth in the Subordinated Indenture and in any applicable prospectus supplement, subordinated in right of payment to the prior payment in full of all Senior Indebtedness, whether now outstanding or incurred in the future. Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding up, assignment for the benefit of creditors or marshaling of assets and liabilities or any bankruptcy, insolvency, receivership, liquidation, reorganization or similar proceedings of the Company, the holders of all Senior Indebtedness will first be entitled to receive any payment in full of all amounts due or to become due thereon in cash, or such payment duly provided for, before any Securities Payment is made (other than in Permitted

Junior Securities).

     If a Payment Event of Default shall have occurred and be continuing with respect to any Senior Indebtedness, no Securities Payment shall be made (other
than in Permitted Junior Securities).   In the event that, notwithstanding the
restriction described in the preceding sentence, payment is made to the trustee or a holder of subordinated debt securities prohibited by any such restriction, then such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (prorated to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their representatives, if any, as their respective interests may appear.

     The subordination rights of holders of Senior Indebtedness will not be prejudiced or impaired by any acts or failures to act by the Company or by any such holder. The subordination of the subordinated debt securities set forth above will not prevent the occurrence of any Event of Default under the Subordinated Indenture. Furthermore, the subordination of the subordinated debt securities as set forth above will not impair, as between the Company, the holders of the subordinated debt securities and creditors of the Company other than holders of Senior Indebtedness, the obligations of the Company to make payments on the subordinated debt securities in accordance with their terms. In certain circumstances, as set forth in the Indenture, the holders of subordinated debt securities will be subrogated to certain rights of the holders of Senior Indebtedness upon payment in full of all Senior Indebtedness.

     By reason of such subordination, in the event of insolvency of the Company, the holders of Senior Indebtedness (as well as other creditors of the Company who are holders of indebtedness that is not subordinated to the Senior Indebtedness) may recover more, ratably, than the holders of the subordinated debt securities.

     The subordinated debt securities will also be effectively subordinated to all liabilities, including trade payables and capitalized lease obligations, if any, of the Company's subsidiaries. Any right of the Company to receive the assets of any of its subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the subordinated debt securities to participate in those assets) will be subject to the prior payment of claims of that subsidiary's creditors (including trade creditors), except to the extent that the Company is itself a creditor of such subsidiary, in which case the claims of the Company would still be subject to the prior payment of claims secured by security interests in the assets of such subsidiary and any other indebtedness of such subsidiary senior to that held by the Company.

     If the subordinated debt securities are issued under the Subordinated Indenture, the aggregate principal amount of Senior Indebtedness outstanding as of a recent date will be set forth in the prospectus supplement. The Subordinated Indenture does not restrict the amount of Senior Indebtedness that the Company may incur, although the terms of the subordinated debt securities offered in connection with any prospectus supplement may contain such limitations.

     The terms of Company's existing outstanding 9-1/4% Senior Subordinated Notes due 2004 ("9-1/4% Notes") prohibit the Company from issuing subordinated debt securities ranking senior in right of payment to the 9-1/4% Notes.

PROVISIONS APPLICABLE TO JUNIOR SUBORDINATED DEBT SECURITIES

     EVENTS OF DEFAULT

     In addition to the events described above under "Provisions Applicable to All Debt Securities - Events of Default" applicable to all debt securities, the voluntary or involuntary dissolution, winding up or termination of the Trust that owns the series of junior subordinated debt securities will constitute an event of default for any series of junior subordinated debt securities issued pursuant to the Junior Subordinated Indenture, except in connection with:

      - the distribution of such junior subordinated debt securities to holders of trust securities of the Trust;

      -   the redemption of all of the trust securities of the Trust; and

      - mergers, consolidations or amalgamations permitted by the amended declaration of the Trust.

     The holders of at least a majority in aggregate liquidation amount of the trust preferred securities of the Trust may waive any default or event of default with respect to such series and its consequences, except defaults or events of default that:

      - are not waivable under the Junior Subordinated Indenture (such as defaults regarding payment of principal, premium, if any, or interest); or

      - require the consent or vote of greater than a majority in principal amount of the holders of junior subordinated debt securities to be waived under the Junior Subordinated Indenture, in which case the event of default may only be waived by the holders of the same "super-majority" in liquidation amount of the trust preferred securities.

     Any such waiver shall cure such default or event of default. If, under the amended declaration of a Trust, an event of default has occurred and is attributable to the failure of the Company to pay principal, premium, if any, or interest on, such junior subordinated debt securities, then each holder of the trust preferred securities of the Trust may sue the Company or seek other remedies, to force payment to such holder of the principal of, premium, if any, or interest on, such junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities held by such holder.

     MODIFICATION OF JUNIOR SUBORDINATED INDENTURE

     Under the Junior Subordinated Indenture, the Company and the indenture trustee may change certain rights of holders of a series of junior subordinated debt securities with the written consent of the holders of a majority in principal amount of the series of junior subordinated debt securities that is affected. Any such change will be subject to the limitations described above under "Modification" applicable to the other debt securities. If the property trustee of the Trust, as holder of junior subordinated debt securities, is required to consent to any amendment, modification or termination of the Junior Subordinated Indenture, the property trustee will request directions from the holders of the trust securities of the applicable Trust.

     SUBORDINATION OF JUNIOR SUBORDINATED DEBT SECURITIES

     The junior subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of the Company's other indebtedness to the extent described in a prospectus supplement. The Junior Subordinated Indenture will not limit the amount of junior subordinated debt securities which the Company may issue, nor does it limit the Company from issuing any other secured or unsecured debt.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

GENERAL

     The amended declaration of each Trust authorizes the respective trustees to issue, on behalf of the Trust, one series of trust preferred securities. Each Trust will use the proceeds from the sale of the trust preferred securities to purchase a series of junior subordinated debt securities issued by the Company. The property trustee will hold these junior subordinated debt securities in trust for the benefit of the holders of such trust preferred securities.

     This section summarizes the general terms of the preferred securities that the Trusts may offer. The prospectus supplement relating to any particular preferred securities offered by a Trust will describe the specific terms of the preferred securities, which may be in addition to or different from the general terms summarized in this section. The summary in this section and in any prospectus supplement does not describe every aspect of the trust preferred securities offered and is subject to and qualified in its entirety by reference to all the provisions of the amended declarations and the trust preferred securities. The forms of the amended declarations and the trust preferred securities are or will be filed as exhibits to or incorporated by reference in the registration statement.

     The Company will guarantee the payments of distributions and payments on redemption or liquidation with respect to the trust preferred securities, but only to the extent the Trust has funds available to make those payments and has not made the payments. The trust preferred securities guarantee by the Company is described in more detail below under "Description of the Trust Preferred Securities Guarantee."

     The assets of each Trust available for distribution to the holders of its trust preferred securities will be limited to payments from the Company under the series of junior subordinated debt securities held by the Trust. If the Company fails to make a payment on the junior subordinated debt securities, the Trust will not have sufficient funds to make related payments, including distributions, on its trust preferred securities.

     The trust preferred securities guarantee, when taken together with the Company's obligations under the series of junior subordinated debt securities, the Junior Subordinated Indenture and the amended declaration of the Trust, will provide a full and unconditional guarantee of amounts due on the trust preferred securities issued by each Trust.

     The prospectus supplement relating to any particular preferred securities offered by a Trust will describe the specific terms of the preferred securities, which may be in addition to or different from the general terms summarized in this section. In particular, the prospectus supplement will describe:

      -   the name of such trust preferred securities;

      -   the designation of the trust preferred securities;

      -   the dollar amount and number of trust preferred securities issued;

      - the annual distribution rate(s) or method of determining such rate(s), the payment date(s) and the record dates used to determine the holders who are to receive distributions;

      - the date(s) or the method to determine the date(s) from which distributions shall be cumulative;

      - the optional redemption provisions, if any, including the prices, time periods and other terms and conditions for which such trust preferred securities shall be purchased or redeemed, in whole or in part;

      - the terms and conditions, if any, upon which the applicable series of junior subordinated debt securities and the related trust preferred securities guarantee may be distributed to holders of the trust preferred securities upon liquidation, dissolution, termination or winding up of the Trust;

      - any voting rights of the trust preferred securities other than those described in this section;

      - any securities exchange on which the trust preferred securities will be listed;

      - whether the trust preferred securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depositary for the global certificates and the specific terms of the depositary arrangements;

      - any other relevant rights, preferences, privileges, limitations or restrictions of such trust preferred securities; and

      -   any applicable United States Federal income tax considerations.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     The amended declaration of each Trust states that the Trust shall be dissolved:

      -   on the expiration of the term of the Trust;

      -   upon the bankruptcy, dissolution or liquidation of the Company;

      - upon a change in law requiring the Trust to register as an investment company under the Investment Company Act of 1940;

      - unless the Company takes certain actions, upon a change in the law resulting in the Trust being subject to United States Federal income tax on income received from the junior subordinated debt securities held by the Trust, the interest payable by the Company on the junior subordinated debt securities not being deductible for United State Federal income tax purposes, or the Trust being subject to more than a de minimus amount of other taxes;

      - upon the redemption, conversion or exchange of all of the trust securities of the Trust;

      - upon the repayment of all of the junior subordinated debt securities held by the Trust or at such time as no such junior subordinated debt securities are outstanding;

      -   upon entry of a court order for the dissolution of the Trust; or

      - upon the election of the Company to terminate the Trust and distribute the related junior subordinated debt securities directly to the holders of the trust securities.

     In the event of a dissolution, after the Trust pays all amounts owed to creditors, the holders of the trust securities will be entitled to receive:

      - cash equal to the aggregate liquidation amount of each trust security specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions to the date of payment; or

      - junior subordinated debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the trust securities.

     If a Trust cannot pay the full amount due on its trust securities because insufficient assets are available for payment, then the amounts payable by the Trust on its trust securities shall be paid pro rata. However, if an event of default under the related indenture has occurred, the total amounts due on the trust preferred securities will be paid before any distribution on the trust common securities.

EVENTS OF DEFAULT

     An event of default under the Junior Subordinated Indenture relating to a series of junior subordinated debt securities is an event of default under the amended declaration of the Trust that owns those junior subordinated debt securities. We have described these events of default under the sections entitled "Description Debt Securities - Provisions Applicable to All Debt Securities - Events of Default" and " - Provisions Applicable to Junior Subordinated Debt Securities - Events of Default."

     The Company and the regular trustees of each Trust must file annually with the property trustee for the Trust a certificate stating whether or not they are in compliance with all the applicable conditions and covenants under the related amended declaration.

     Upon the occurrence of an event of default, the property trustee of the Trust, as the sole holder of the junior subordinated debt securities held by the Trust, will have the right under the Junior Subordinated Indenture to declare the principal of, premium, if any, and interest on such junior subordinated debt securities to be immediately due and payable.

     If a property trustee fails to enforce its rights under the amended declaration or the Junior Subordinated Indenture then, to the fullest extent permitted by law, and subject to the terms of the amended declaration and the Junior Subordinated Indenture, any holder of trust preferred securities may sue the Company, or seek other remedies, to enforce the property trustee's rights under the amended declaration or the Junior Subordinated Indenture without first instituting a legal proceeding against such property trustee or any other person.

     If the Company fails to pay principal, premium, if any, or interest on a series of junior subordinated debt securities when payable, then a holder of such trust preferred securities may directly sue the Company or seek other remedies, to collect its pro rata share of payments owned.

REMOVAL AND REPLACEMENT OF TRUSTEES

     Only the holders of trust common securities may remove or replace the trustees of a Trust. The resignation or removal of any trustee and the appointment of a successor trustee will be effective only on the acceptance of appointment by the successor trustee in accordance with the provisions of the amended declaration for the Trust.

CONVERSION OR EXCHANGE RIGHTS

     The applicable prospectus supplement will set forth the terms on which the trust preferred securities are convertible into or exchangeable for common stock or other securities of the Company or any other person. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of shares of common stock or other securities of the Company or any other person to be received by the holders of trust preferred securities would be subject to adjustment.

MERGERS, CONSOLIDATIONS, CONVERSIONS OR AMALGAMATIONS OF THE TRUSTS

     The Trusts may not consolidate, amalgamate, merge with or into, or be converted into or replaced by or convey, transfer or lease their properties and assets substantially as an entirety to any other corporation or other body, except as described below. A Trust may, with the consent of a majority of its regular trustees and without the consent of the holders of its trust securities or the other trustees, engage in any of the merger events referred to above, provided that:

      -   the successor entity either

          (1) assumes all of the obligations of the Trust relating to its trust securities or

          (2) substitutes other securities for the trust securities that are substantially similar to such trust securities, so long as the successor securities rank the same as such trust securities for distributions and payments upon liquidation, redemption and otherwise;

      - the Company acknowledges a trustee of such successor entity who has the same powers and duties as the property trustee of the Trust, as the holder of the particular series of junior subordinated debt securities;

      - the trust preferred securities are listed, or any successor securities will be listed, upon notice of issuance, on the same national securities exchange or other organization that the trust preferred securities are then listed;

      - the merger event does not cause the trust preferred securities or successor securities to be downgraded by any national rating agency;

      - the merger event does not adversely affect the rights, preferences and privileges of the holders of the trust securities or successor securities in any material way;

      -   the successor entity has a purpose identical to that of the Trust;

      - prior to the merger event, the Company has received an opinion of counsel from a nationally recognized law firm stating that

          (1) such merger event does not adversely affect the rights of the holders of the Trust's preferred securities or any successor securities in any material way (other than with respect to any dilution of the holders' interest in the new entity) and

          (2) following the merger event, neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

      - the Company or any permitted successor owns all of the common stock of such successor entity and guarantees the obligations of the successor entity under the successor securities in the same manner as in the trust preferred securities guarantee and the guarantee of the common securities for the Trust.

     In addition, unless all of the holders of the trust preferred securities and trust common securities approve otherwise, the Trust may not consent to or engage in a merger event if that event would cause the Trust or the successor entity to be classified other than as a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF DECLARATION

     The holders of trust preferred securities have no voting rights except as discussed above under " - Mergers, Consolidations, Conversion or Amalgamations of the Trust" and below under "Description of the Trust Preferred Securities Guarantee - Amendments and Assignment," and as otherwise required by law or the amended declaration for the Trust.

     The amended declaration may be amended if approved by a majority of the regular trustees of the Trust. However, if any proposed amendment provides for, or such regular trustees otherwise propose,

      - any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to such amended declaration or otherwise or

      - the dissolution, winding-up or termination of the Trust other than pursuant to the terms of its amended declaration,

then the holders of the trust securities as a single class will be entitled to vote on such amendment or proposal. In that case, the amendment or proposal will only be effective if approved by a majority in liquidation amount of the trust securities affected by such amendment or proposal.

     If any amendment or proposal referred to in clause (1) above would adversely affect only a particular class of the trust securities of the Trust, then only the affected class will be entitled to vote on such amendment or proposal. Such amendment or proposal will only be effective with the approval of a majority in liquidation amount of such affected class.

     No amendment may be made to an amended declaration if such amendment would:

      - cause the Trust to be characterized as other than a grantor trust for United States federal income tax purposes;

      - impose any additional obligation on the Company without the consent of the Company;

      - reduce or otherwise adversely affect the powers of the property trustee; or

      - cause the Trust to be deemed to be an "investment company" which is required to be registered under the Investment Company Act.

     The holders of a majority in aggregate liquidation amount of the trust preferred securities have the right to:

      - direct the time, method and place of conducting any proceeding for any remedy available to the property trustee of the Trust; or

      - direct the exercise of any trust or power conferred upon the property trustee under the Trust's amended declaration, including the right to direct the property trustee, as the holder of a series of junior subordinated debt securities, to

          (1) exercise the remedies available under the Junior Subordinated Indenture with respect to those junior subordinated debt securities,

          (2) waive any event of default under the Junior Subordinated Indenture that is waivable or

          (3) cancel an acceleration of the principal of the junior subordinated debt securities.

     However, if the Junior Subordinated Indenture requires the consent of the holders of more than a majority in aggregate principal amount of the junior subordinated debt securities, then the property trustee must get approval of the holders of such "super-majority" in liquidation amount of the trust preferred securities.

     In addition, the property trustee will not be required to take certain of the actions described above unless it has obtained an opinion of counsel stating that, as a result of such action, the Trust will continue to be classified as a grantor trust for United States federal income tax purposes.

     The property trustee of the Trust will notify all holders of trust preferred securities of the Trust of any notice received from the indenture trustee with respect to the junior subordinated debt securities held by the Trust.

     As described in the amended declaration, the property trustee may hold a meeting to have holders of trust preferred securities vote on a change or have them approve a change by written consent.

     Any trust preferred securities that are owned by the Company or any of its affiliates will be treated as if they were not outstanding for purposes of any vote or consent of trust preferred securities. This means:

      - the Company and any of its affiliates will not be able to vote on or consent to matters requiring the vote or consent of holders of trust preferred securities and

      - any trust preferred securities owned by the Company or any of its affiliates will not be counted in determining whether the required percentage of votes or consents has been obtained.

INFORMATION CONCERNING DUTIES OF THE PROPERTY TRUSTEE

     For matters relating to compliance with the Trust Indenture Act, the property trustee of the Trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The property trustee, other than during the occurrence and continuance of an event of default under the Trust, undertakes to perform only such duties as are specifically set forth in the amended declaration and, upon an event of default, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers given it by the applicable amended declaration at the request of any holder of trust preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur. However, the holders of the trust preferred securities will not be required to offer such an indemnity where the holders, by exercising their voting rights, direct the property trustee to take any action following an event of default.

MISCELLANEOUS

     The regular trustees of a Trust are authorized and directed to conduct the affairs of the Trust and to operate the Trust in such a way that

      - it will not be deemed to be an "investment company" required to be registered under the Investment Company Act;

      - it will be classified as a grantor trust for United States federal income tax purposes; and

      - the junior subordinated debt securities held by it will be treated as indebtedness of the Company for United States federal income tax purposes.

     The Company and the regular trustees of the Trust are authorized to take any action (so long as it is consistent with applicable law or the certificate of trust or amended declaration) that the Company and the regular trustees of the Trust determine to be necessary or desirable for such purposes.

     Holders of trust preferred securities have no preemptive or similar rights.

     The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

GOVERNING LAW

     The amended declaration and the related trust preferred securities will be governed by and construed in accordance with the laws of the State of Delaware and the Trust Indenture Act.

           DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE

GENERAL

     The Company will execute a trust preferred securities guarantee, which benefits the holders of trust preferred securities, at the time that a Trust issues those trust preferred securities. The trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act and will be held for the benefit of holders of trust preferred securities by a guarantee trustee meeting the requirements of the Trust Indenture Act. Unless otherwise indicated in a prospectus supplement, Wilmington Trust Company will be the guarantee trustee.

GUARANTEE PAYMENT

     This section summarizes the general terms of the guarantees that the Company will provide in respect of the preferred securities that the Trusts may offer. The summary in this section does not describe every aspect of the guarantee and is subject to and qualified in its entirety by reference to any description in the related prospectus supplement and to all the provisions of the guarantee agreements. The form of the guarantee agreement is filed as an exhibit to the registration statement.

     The Company will irrevocably agree, as described in the trust preferred securities guarantee, to pay in full, to the holders of the trust preferred securities issued by a Trust, the following trust preferred securities guarantee payments when due to the extent not paid by the Trust, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert:

      - any accrued and unpaid distributions required to be paid on the trust preferred securities, to the extent that the Trust has funds available to make the payment;

      - the redemption price, to the extent that the Trust has funds available to make the payment; and

      - upon a voluntary or involuntary dissolution and liquidation of the Trust (other than in connection with a distribution of junior subordinated debt securities to holders of such trust preferred securities or the redemption of all such trust preferred securities), the lesser of

          (1) the aggregate of the liquidation amount specified in the prospectus supplement for each trust preferred security plus all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent the Trust has funds available to make the payment and

          (2) the amount of assets of the Trust remaining available for distribution to holders of its trust preferred securities upon a dissolution and liquidation of the trust ("Liquidation Payment").

     The Company's obligation to make a trust preferred securities guarantee payment may be satisfied by directly paying the required amounts to the holders of the trust preferred securities or by causing the Trust to pay the amounts to the holders.

     The combined operation of the Company's obligations under the Junior

Subordinated Indenture and the trust preferred securities guarantee and amended declaration has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under its trust preferred securities.

STATUS OF THE TRUST PREFERRED SECURITIES GUARANTEE

     The trust preferred securities guarantee will constitute an unsecured obligation of the Company and will rank:

      - subordinated and junior in right of payment to all the Company's other liabilities, including the junior subordinated debt securities, except those liabilities made equal or subordinate to the guarantee by their terms; and

      -   senior to the following:

          (1) all capital stock (other than the most senior preferred shares issued, from time to time, by the Company, which will rank equally with the guarantee) issued by the Company; and

          (2) any guarantee entered into by the Company relating to its capital stock (other than the most senior preferred shares issued, from time to time, by the Company).

     The trust preferred securities guarantee will rank equally with obligations under other guarantee agreements that the Company may enter into from time to time if both:

      - the agreements are in substantially the form of the preferred securities guarantee and provide for comparable guarantees by the Company of payment on preferred securities issued by other trusts or financing vehicles of the Company; and

      - the debt relating to those preferred securities are junior subordinated, unsecured indebtedness of the Company.

     By acceptance of the trust preferred securities, holders accept the subordination provisions and other terms of the trust preferred securities guarantee. The trust preferred securities guarantee will constitute a guarantee of payment and not of collection (in other words, the holder of the guaranteed security may sue the Company, or seek other remedies, to enforce its rights under the trust preferred securities guarantee without first suing any other person or entity). The trust preferred securities guarantee will not be discharged except by payment of the guarantee payments in full to the extent not previously paid or upon distribution of the corresponding series of junior subordinated debt securities to the holders of trust preferred securities pursuant to the amended declaration.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of trust preferred securities in any material respect (in which case no consent of such holders will be required), a trust preferred securities guarantee may only be amended with the prior approval of the holders of a majority in aggregate liquidation amount of such trust preferred securities. We have described the way to obtain any approval under "Description of the Trust Preferred Securities - Voting Rights; Amendment of Declaration." All guarantees and agreements contained in the trust preferred securities guarantee will be binding on the Company's successors, assigns, receivers, trustees and representatives and are for the benefit of the holders of the applicable trust preferred securities.

TRUST PREFERRED SECURITIES GUARANTEE EVENTS OF DEFAULT

     An event of default under the trust preferred securities guarantee occurs if the Company fails to make any of its required payments or perform its obligations under the trust preferred securities guarantee.

     The holders of at least a majority in aggregate liquidation amount of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee or to direct the exercise of any trust or power given to the guarantee trustee under the trust preferred securities guarantee.

INFORMATION CONCERNING DUTIES OF THE TRUST PREFERRED GUARANTEE TRUSTEE

     The guarantee trustee under the trust preferred securities guarantee, other than during the occurrence and continuance of an event of default under the trust preferred securities guarantee, will only perform the duties that are specifically described in the trust preferred securities guarantee. After such a default, the trust preferred guarantee trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of its powers as described in the trust preferred securities guarantee at the request of any holder of covered trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

TERMINATION OF THE TRUST PREFERRED SECURITIES GUARANTEE

     The trust preferred securities guarantee will terminate once the trust preferred securities are paid in full or upon distribution of the corresponding series of junior subordinated debt securities to the holders of the trust preferred securities. The trust preferred securities guarantee will continue to be effective or will be reinstated if at any time any holder of trust preferred securities must restore payment of any sums paid under such trust preferred securities or such trust preferred securities guarantee.

GOVERNING LAW

     The trust preferred securities guarantee will be governed by and construed in accordance with the laws of the State of New York and the Trust Indenture Act.

               RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES,
                   THE TRUST PREFERRED SECURITIES GUARANTEE
             AND THE SUBORDINATED DEBT SECURITIES HELD BY THE TRUST

     Payments of distributions and redemption and liquidation payments due on the trust preferred securities, to the extent the Trust has funds available for the payments, will be guaranteed by the Company to the extent described above under "Description of the Trust Preferred Securities Guarantee." The combined operation of the Company's obligations under the trust preferred securities guarantee, amended declaration and the Junior Subordinated Indenture has the effect of providing a full, irrevocable and unconditional guarantee of each of the Trusts' obligations under its trust preferred securities.

     As long as the Company makes payments of interest and other payments when due on the junior subordinated debt securities held by a Trust, such payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the trust preferred securities issued by the Trust. This is because:

      - the aggregate principal amount of the junior subordinated debt securities will be equal to the sum of the aggregate liquidation amount of the trust securities;

      - the interest rate and interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

      - the Company will pay for any and all costs, expenses and liabilities of each Trust except the Trust's obligations under its trust preferred securities; and

      - each amended declaration provides that a Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

     If and to the extent that the Company does not make payments on such junior subordinated debt securities, the Trust will not have funds available to make payments of distributions or other amounts due on its trust preferred securities. In those circumstances, you will not be able to rely upon the trust preferred securities guarantee for payment of these amounts. Instead, you may directly sue the Company or seek other remedies to collect your pro rata share of payments owed. If you sue the Company to collect payment, then the Company will assume your rights as a holder of trust preferred securities under the amended declaration to the extent the Company makes a payment to you in any such legal action.

     A holder of any trust preferred security may sue the Company, or seek other remedies, to enforce its rights under the trust preferred securities guarantee without first suing the guarantee trustee, the Trust or any other person or entity.

                             PLAN OF DISTRIBUTION

     The Company may sell common stock, preferred stock, any series of debt securities or guarantees and the Trusts may sell trust preferred securities in one or more of the following ways from time to time:

      - to underwriters for resale to the public or to institutional investors;

      -   directly to institutional investors; or

      -   through agents to the public or to institutional investors.

     The offered securities may be distributed periodically in one or more transactions at:

      -   a fixed price or prices, which may be changed;

      -   market prices prevailing at the time of sale;

      -   prices related to the prevailing market prices; or

      -   negotiated prices.

     In connection with the sale of offered securities, underwriters or agents may receive compensation from the Company in the form of underwriting discounts or commissions. They may also receive commissions from purchasers of offered securities for whom they may act as agent. Underwriters or agents may sell offered securities to or through dealers. Those dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

     The prospectus supplement will set forth the terms of the offering of the securities, including the name or names of any underwriters or agents, the purchase price of such securities and the proceeds to the Company or the Trusts, as the case may be, from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

     If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

     Underwriters, dealers, and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933. Underwriters and agents may be entitled under agreements entered into with the Company and/or the Trusts to indemnification by the Company and/or the Trusts against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

     Underwriters and agents and/or their affiliates may engage in transactions with or perform services for the Company and its affiliates in the ordinary course of business.

     Each series of offered securities will be a new issue of securities and will have no established trading market, other than the common stock which is listed on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange subject to official notice of issuance. Other securities may or may not be listed on a national securities exchange. Any underwriters to whom securities are sold by the Company or by a Trust for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

                         VALIDITY OF OFFERED SECURITIES

     The validity of the offered securities will be passed upon for us by Crowe & Dunlevy, A Professional Corporation, and for the underwriters or agents, if any, by a firm named in the prospectus supplement relating to the particular security. Certain matters of Delaware law relating to the trust preferred securities will be passed upon on behalf of the Trusts by Richards, Layton & Finger, P.A., special Delaware counsel to the Trusts.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements and schedule are, and audited financial statements to be included in subsequently filed documents will be, incorporated by reference in reliance on Ernst & Young LLP's reports pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission), given on their authority as experts in accounting and auditing.

     Certain estimates of our oil and gas reserves and related information as of December 31, 1998 included in our Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated herein by reference in this prospectus and elsewhere in the registration statement have been derived from engineering reports prepared by Company engineers and reviewed and reported on by Ryder Scott Company, and all such information has been so incorporated in reliance on the authority of such firm as experts regarding the matters contained in their report. Future estimates of oil and gas reserves and related information hereafter incorporated by reference in this prospectus and the registration statement will be incorporated in reliance upon the reports of the firm examining such oil and gas reserves and related information and upon the authority of any such firm as experts regarding the matters contained in their reports, to the extent such firm has consented to the use of their reports.

                      WHERE YOU CAN FIND MORE INFORMATION

     The Company files reports, proxy statements and other information with the Securities and Exchange Commission. Our filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference rooms at:

      -   450 Fifth Street, N.W.
          Room 1024
          Washington, D.C. 20549;

      -   Seven World Trade Center
          13th Floor
          New York, New York 10048; and

      -   Citicorp Center
          500 West Madison Street
          Suite 1400
          Chicago, Illinois 60601.

     You may call the SEC at (202)942-8090 for more information on the public reference rooms and their copy charges. You may also inspect the reports and other information we file with the SEC at:

     New York Stock Exchange
     20 Broad Street
     New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC that covers the securities described in this prospectus. For further information on the Company, the Trusts and the securities, you should refer to our registration statement and its exhibits. In this prospectus, we have summarized material provisions of contracts and other documents. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement. The registration statement can be obtained from the SEC in the ways described above, or from the Company.

                           INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" information we file with them. This means that we can disclose important information to you by referring you to those documents. Any information we reference in this manner is considered part of this prospectus. Certain information we file with SEC after the date of this prospectus will automatically update and, to the extent inconsistent, supersede the information contained in this prospectus.

     We incorporate by reference the following document which we have filed with the SEC:

      -   Annual Report on Form 10-K for the year ended December 31, 1998; and

      -   Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

     We also incorporate by reference any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus but before the end of the offering of the securities made by this prospectus.

     You may request a copy of these filings, at no cost, by contacting us at:

     Investor Relations Department
     Louis Dreyfus Natural Gas Corp.
     14000 Quail Springs Parkway, Suite 600
     Oklahoma City, Oklahoma 73134-2600.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

     All capitalized terms used and not defined in Part II of this Registration Statement shall have been the meanings assigned to them in the Prospectus which forms a part of this Registration Statement.

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the Company's estimates of the expenses that it will incur in connection with the offering described in the Registration Statement:

SEC Registration Fee (actual fee). . . . . . . . . . . . . . . . $111,200
Printing and Engraving Expenses. . . . . . . . . . . . . . . . .   75,000
Legal Fees and Expenses. . . . . . . . . . . . . . . . . . . . .  125,000
Accountants' Fees and Expenses . . . . . . . . . . . . . . . . .   40,000
Rating Agencies' Fees. . . . . . . . . . . . . . . . . . . . . .  168,000
Transfer Agent's and Trustees' Fees and Expenses . . . . . . . .   50,000
Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . .   25,000
                                                                 --------
Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $594,200
                                                                 ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation provides that, pursuant to Oklahoma law, the Company's directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. The provision in the Certificate of Incorporation does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Oklahoma law. However, such remedies may not be effective in all cases. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, as well as acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Oklahoma law. The provision also does not affect a director's responsibilities under any other law, such as the state or federal securities laws.

     Under Section 1031 of the Oklahoma General Corporation Act, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933 ( the "Securities Act").

     The Company's Certificate of Incorporation provides that the Company shall indemnify its directors and officers to the fullest extent permitted by Oklahoma law. The Certificate of Incorporation requires the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceedings, had no reasonable cause to believe his conduct was unlawful. However, in the case of a derivative action, an officer or director will not be entitled to indemnification in respect to any claim, issue or matter as to which such person is adjudged to be liable to the Company, unless and only to the extent that the court in which the action was brought determines that such person is fairly and reasonably entitled to indemnity for expenses.

     The Company has entered into Indemnification Agreements with each director of the Company which require the Company to indemnify such persons against certain liabilities and expenses incurred by any such persons by reason of their status or service as directors or officers of the Company and which set forth procedures that will apply in the event of a claim for indemnification under such agreements. The Indemnification Agreements also require that the Company use commercially reasonable efforts to maintain policies of directors' liability insurance. The Company's directors and officers are covered by directors and officers insurance policies providing insurance protection for liabilities specified in such policies.

     The forms of the Underwriting Agreements, which will be filed as Exhibits hereto, will provide that the Underwriters will indemnify the Registrant, its directors and officers and certain other persons against liabilities, including liabilities under the Securities Act with respect to information furnished in writing to the Registrant for use in this Registration Statement.

ITEM 16.  EXHIBITS.

     1.1  --  Form of Underwriting Agreement (for equity securities).*

     1.2  --  Form of Underwriting Agreement (for debt securities).*

     1.3 -- Form of Underwriting Agreement (for preferred securities of the Trusts).*

     4.1 -- Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1, Registration No. 33-69102).

     4.2 -- Certificate of Merger of the Registrant dated September 9, 1993 (Incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1, Registration No.
              33-69102).

     4.3 -- Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.3 of the Registrant's Registration Statement on Form S-1, Registration No. 33-69102).

     4.4 -- Certificate of Merger of the Registrant dated November 1, 1993 (Incorporated by reference to Exhibit 3.4 of the Registrant's Registration Statement on Form S-1, Registration No. 33-69102).

     4.5  --  Indenture dated as of June 15, 1994 for $100,000,000 of 9-1/4%
              Senior Subordinated Notes due 2004 between the Registrant, as Issuer, and Bank of Montreal Trust Company, as Trustee (Incorporated by reference to Exhibit 10.2 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994).

     4.6 -- Indenture dated as of December 11, 1997 for $200,000,000 of 6-7/8% Senior Notes due 2007 between the Registrant, as Issuer, and LaSalle National Bank, as Trustee (Incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-4, Registration No. 333-45773).

     4.7  --  Form of Indenture with respect to senior indebtedness.

     4.8  --  Form of Indenture with respect to subordinated indebtedness.

     4.9 -- Form of Indenture with respect to junior subordinated indebtedness to be issued to the Louis Dreyfus Natural Gas Trust I and II.

     4.10 --  Form of senior debt securities (included in Exhibit 4.7).

     4.11 --  Form of subordinated debt securities (included in Exhibit 4.8).

     4.12 -- Form of junior subordinated debt securities (included in Exhibit 4.9).

     4.13 --  Form of  Certificate of Designation for preferred stock.*

     4.14 --  Certificate of Trust of Louis Dreyfus Natural Gas Trust I.

     4.15 --  Certificate of Trust of Louis Dreyfus Natural Gas Trust II.

     4.16 --  Declaration of Trust of Louis Dreyfus Natural Gas Trust I.

     4.17 --  Declaration of Trust of Louis Dreyfus Natural Gas Trust II.

     4.18 -- Form of Amended and Restated Declaration of Trust for the Louis Dreyfus Natural Gas Trusts.

     4.19 --  Form of Trust Preferred Security (included in Exhibit 4.18).

     4.20 -- Form of Guarantee Agreement with respect to the Preferred Securities of the Louis Dreyfus Natural Gas Trusts.

     5.1  --  Opinion of Crowe & Dunlevy, A Professional Corporation.

     5.2  --  Opinion of Richards, Layton & Finger, P.A.

     12.1 -- Statement regarding computation of ratio of earnings to fixed charges.

     23.1 --  Consent of Crowe & Dunlevy (included in Exhibit 5.1).

     23.2 --  Consent of Richards, Layton & Finger, P.A. (included in Exhibit
              5.2).

     23.3 --  Consent of Ernst & Young LLP.

     23.4 --  Consent of Ryder Scott Company.

     23.5 --  Consents of other experts, if required.*

     24.1 --  Powers of Attorney.

     25.1 -- Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 relating to Senior Indenture.*

     25.2 -- Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 relating to Subordinated Indenture.*

     25.3 -- Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Wilmington Trust Company as Trustee under Junior Subordinated Indenture.

     25.4 -- Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Wilmington Trust Company, as Property Trustee, relating to Louis Dreyfus Natural Gas Trust I.

     25.5 -- Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Wilmington Trust Company, as Property Trustee, relating to Louis Dreyfus Natural Gas Trust II.

     25.6 -- Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Wilmington Trust Company, as Guarantee Trustee, relating to Louis Dreyfus Natural Gas Trust I.

     25.7 -- Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Wilmington Trust Company, as Guarantee Trustee, relating to Louis Dreyfus Natural Gas Trust II.

---------------------------

     * To be filed as an exhibit to Form 8-K in reference to the specific offering of securities, if any, to which it relates.

ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes if securities are to be offered pursuant to competitive bidding (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Securities Act, and relating to the securities offered at competitive bidding, as contained in this Registration Statement, together with any supplements thereto, and (2) to file an amendment to this Registration Statement reflecting the results of bidding, terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling persons of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (e) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (f) The undersigned Registrant hereby undertakes to file applications for the purpose of determining the eligibility of the trustees under the indentures relating to senior indebtedness, subordinated indebtedness and junior subordinated indebtedness to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on May 21, 1999.

                                   LOUIS DREYFUS NATURAL GAS CORP.


                                   By:  /s/ Jeffrey A. Bonney
                                        ------------------------------------
                                        Jeffrey A. Bonney, Executive Vice
                                        President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                       Title                         Date
     ---------                       -----                         ----

Mark E. Monroe *            President, Chief Executive         May 21, 1999
----------------------      Officer and Director (principal
Mark E. Monroe              executive officer)


Richard E. Bross *          Executive Vice President and       May 21, 1999
----------------------      Director
Richard E. Bross

/s/Jeffrey A. Bonney        Executive Vice President and       May 21, 1999
----------------------      Chief Financial Officer
Jeffrey A. Bonney           (principal financial and
                            accounting officer)

Simon B.  Rich, Jr. *       Chairman of the Board of           May 21, 1999
----------------------      Directors
Simon B.  Rich, Jr.

Mark Andrews *              Vice Chairman of the Board of      May 21, 1999
----------------------      Directors
Mark Andrews

E. William Barnett *        Director                           May 21, 1999
----------------------
E. William Barnett

Daniel R. Finn, Jr. *       Director                           May 21, 1999
----------------------
Daniel R. Finn, Jr.

Peter G. Gerry *            Director                           May 21, 1999
----------------------
Peter G. Gerry

Gerard Louis-Dreyfus *      Director                           May 21, 1999
----------------------
Gerard Louis-Dreyfus

John H. Moore *             Director                           May 21, 1999
----------------------
John H. Moore

James R. Paul *             Director                           May 21, 1999
----------------------
James R. Paul

Ernest F. Steiner *         Director                           May 21, 1999
----------------------
Ernest F. Steiner

*  By:  /s/ Jeffrey A. Bonney
      -----------------------
      Jeffrey A. Bonney
      Attorney-in-fact

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of Louis Dreyfus Natural Gas Trust I and Louis Dreyfus Natural Gas Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, Oklahoma, on May 21, 1999.


                                  LOUIS DREYFUS NATURAL GAS TRUST I
                                  By:  LOUIS DREYFUS NATURAL GAS CORP.,
                                       as Sponsor


                                   By: /s/ Jeffrey A. Bonney
                                       -------------------------------------
                                       Jeffrey A. Bonney, Executive Vice
                                       President and Chief Financial Officer


                                  LOUIS DREYFUS NATURAL GAS TRUST II
                                  By:  LOUIS DREYFUS NATURAL GAS CORP.,
                                       as Sponsor


                                  By:  /s/ Jeffrey A. Bonney
                                       -------------------------------------
                                       Jeffrey A. Bonney, Executive Vice
                                       President and Chief Financial Officer

                              INDEX TO EXHIBITS

   Exhibit No.                      Description

     1.1  --  Form of Underwriting Agreement (for equity securities).*
     1.2  --  Form of Underwriting Agreement (for debt securities).*
     1.3 -- Form of Underwriting Agreement (for preferred securities of the Trusts).*
     4.1 -- Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1, Registration No. 33-69102).
     4.2 -- Certificate of Merger of the Registrant dated September 9, 1993 (Incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1, Registration No. 33-69102).
     4.3 -- Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.3 of the Registrant's Registration Statement on Form S-1, Registration No. 33-69102).
     4.4 -- Certificate of Merger of the Registrant dated November 1, 1993 (Incorporated by reference to Exhibit 3.4 of the Registrant's Registration Statement on Form S-1, Registration No. 33-69102).
     4.5  --  Indenture dated as of June 15, 1994 for $100,000,000 of 9-1/4%
              Senior Subordinated Notes due 2004 between the Registrant, as Issuer, and Bank of Montreal Trust Company, as Trustee (Incorporated by reference to Exhibit 10.2 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994).
     4.6 -- Indenture dated as of December 11, 1997 for $200,000,000 of 6-7/8% Senior Notes due 2007 between the Registrant, as Issuer, and LaSalle National Bank, as Trustee (Incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-4, Registration No. 333-45773).
     4.7  --  Form of Indenture with respect to senior indebtedness.
     4.8  --  Form of Indenture with respect to subordinated indebtedness.
     4.9 -- Form of Indenture with respect to junior subordinated indebtedness to be issued to the Louis Dreyfus Natural Gas Trust I and II.
     4.10 --  Form of senior debt securities (included in Exhibit 4.7).
     4.11 --  Form of subordinated debt securities (included in Exhibit 4.8).
     4.12 -- Form of junior subordinated debt securities (included in Exhibit 4.9).
     4.13 --  Form of  Certificate of Designation for preferred stock.*
     4.14 --  Certificate of Trust of Louis Dreyfus Natural Gas Trust I.
     4.15 --  Certificate of Trust of Louis Dreyfus Natural Gas Trust II.
     4.16 --  Declaration of Trust of Louis Dreyfus Natural Gas Trust I.
     4.17 --  Declaration of Trust of Louis Dreyfus Natural Gas Trust II.
     4.18 -- Form of Amended and Restated Declaration of Trust for the Louis Dreyfus Natural Gas Trusts.
     4.19 --  Form of Trust Preferred Security (included in Exhibit 4.18).
     4.20 -- Form of Guarantee Agreement with respect to the Preferred Securities of the Louis Dreyfus Natural Gas Trusts.
     5.1  --  Opinion of Crowe & Dunlevy, A Professional Corporation.
     5.2  --  Opinion of Richards, Layton & Finger, P.A.
     12.1 -- Statement regarding computation of ratio of earnings to fixed charges.
     23.1 --  Consent of Crowe & Dunlevy (included in Exhibit 5.1).
     23.2 --  Consent of Richards, Layton & Finger, P.A. (included in Exhibit
              5.2).
     23.3 --  Consent of Ernst & Young LLP.
     23.4 --  Consent of Ryder Scott Company.
     23.5 --  Consents of other experts, if required.*
     24.1 --  Powers of Attorney.
     25.1 -- Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 relating to Senior Indenture.*
     25.2 -- Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 relating to Subordinated Indenture.*
     25.3 -- Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Wilmington Trust Company as Trustee under Junior Subordinated Indenture.
     25.4 -- Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Wilmington Trust Company, as Property Trustee, relating to Louis Dreyfus Natural Gas Trust I.
     25.5 -- Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Wilmington Trust Company, as Property Trustee, relating to Louis Dreyfus Natural Gas Trust II.
     25.6 -- Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Wilmington Trust Company, as Guarantee Trustee, relating to Louis Dreyfus Natural Gas Trust I.
     25.7 -- Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Wilmington Trust Company, as Guarantee Trustee, relating to Louis Dreyfus Natural Gas Trust II.

------------------------

     * To be filed as an exhibit to Form 8-K in reference to the specific offering of securities, if any, to which it relates.